Exhibit (5)(a)

[Hodgson Russ LLP Letterhead]

Craig M. Fischer

Partner

Direct Dial: 716.848.1266

Direct Facsimile: 716.819.4771

cfischer@hodgsonruss.com

September 29, 2021

M&T Bank Corporation

One M&T Plaza

Buffalo, New York 14203

Ladies and Gentlemen:

We have acted as special counsel to M&T Bank Corporation, a New York corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the offer and sale by the Company, from time to time, pursuant to the provisions of Rule 415 under the Securities Act, of an indeterminate amount of the following securities of the Company:

(i) senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”);

(ii) shares of preferred stock, par value $1.00 per share (the “Preferred Stock”);

(iii) depositary shares representing entitlement to all rights and preferences of a share of Preferred Stock of a specified series (the “Depositary Shares”) evidenced by depositary receipts (the “Depositary Receipts”);

(iv) shares of common stock, par value $0.50 per share (the “Common Stock”); and

(v) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock (the “Warrants” and, collectively with the Debt Securities, Preferred Stock, Depositary Shares and Common Stock, the “Securities”) of the Company.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of (i) the Restated Certificate of Incorporation, as amended (the “Certificate”), and

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September 29, 2021

the Amended and Restated Bylaws (the “Bylaws”), of the Company; (ii) the Registration Statement as filed with the Commission on September 29, 2021; (iii) the Indenture, dated as of May 24, 2007, between the Company and The Bank of New York (now doing business as The Bank of New York Mellon), as trustee, as supplemented by the First Supplemental Indenture, dated as of May 24, 2007 and the Second Supplemental Indenture, dated as of July 26, 2018; (iv) the forms of indenture relating to the Debt Securities, the form of deposit agreement relating to the Depositary Shares and the form of warrant agreement relating to the Warrants, each in the form included as an exhibit to the Registration Statement; (v) resolutions of the board of directors of the Company relating to the filing of the Registration Statement and offering of the Securities; and (vi) such records of the Company and certificates of officers of the Company and of public officials and such documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies or retrieved from the Commission’s EDGAR database. As to all parties other than the Company, we have assumed the due authorization, execution and delivery of all documents and the validity and enforceability thereof against all parties thereto in accordance with their respective terms. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

In expressing the opinions set forth below, we have assumed with your consent and without independent investigation that:

(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including all necessary post-effective amendments) will be effective under the Securities Act and will comply with all applicable laws;

(ii) at the Relevant Time, an appropriate prospectus supplement, pricing supplement or term sheet will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, which will describe the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii) the final version of the Registration Statement shall not be substantially different from the versions we have reviewed;

(iv) the final versions of the indentures relating to the Debt Securities, the Deposit Agreement (as defined below) and the Warrant Agreement (as defined below), as the case may be, shall not be substantially different from the versions we reviewed;

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September 29, 2021

(v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, pricing supplement or term sheet;

(vi) at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance and sale of Securities and any related documentation (including (a) the due reservation of any shares of Common Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any Securities into Common Stock or Preferred Stock (a “Convertible Security”), and (b) the execution, delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 5 below) shall have been duly completed and shall remain in full force and effect;

(vii) upon issuance of any Common Stock or Preferred Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under its Certificate and other relevant documents;

(viii) in the case of Debt Securities, at the Relevant Time, the relevant trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the Commission and the indenture relating to the Debt Securities shall have been duly qualified under the TIA;

(ix) the issue price for any shares of Common Stock or Preferred Stock, including upon exercise, conversion or exchange of any Convertible Security, will be at a price not less than the par value of such Common Stock or Preferred Stock, as the case may be;

(x) none of the Certificate, the Bylaws or any applicable law will, after the date hereof, be amended in any manner that would adversely affect the opinions rendered herein; and

(xi) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to the Debt Securities, when the indentures relating to the Senior Debt Securities and Subordinated Debt Securities (or supplemental indentures relating to

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such indentures that were previously authorized, executed and delivered by each of the parties thereto) have been duly authorized, executed and delivered by each of the parties thereto substantially in the forms filed as exhibits to the Registration Statement, the terms and conditions of the Senior Debt Securities or Subordinated Debt Securities, as the case may be, and of their issuance and sale, have been duly authorized by the Company and duly established in conformity with the applicable indenture and any supplemental indenture that may be required so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Senior Debt Securities or Subordinated Debt Securities, as the case may be, have been duly executed and authenticated in accordance with the applicable indenture (or any supplemental indenture thereto) and issued and sold as contemplated in the Registration Statement, the Senior Debt Securities or Subordinated Debt Securities, as the case may be, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms;

2. With respect to the shares of Preferred Stock, the Preferred Stock has been duly authorized and, when a certificate of amendment to the Certificate relating to the designation of the Preferred Stock has been duly executed by the Company and duly filed, and accepted for record by, with the Secretary of State of the State of New York, the terms of the Preferred Stock and of its issuance and sale have been duly authorized by the Company and duly established in conformity with the Certificate and the applicable amendment so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and if the Preferred Stock is to be certificated, certificates in the form required representing the shares of Preferred Stock are duly executed and countersigned, and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable;

3. With respect to Depositary Shares, when the deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) to be entered into between the Company and a bank or trust company selected by the Company to act as depositary thereunder (the “Depositary”) has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, the terms and conditions of the Depositary Shares and of their issuance and sale have been duly authorized by the Company and been duly established in conformity with the Deposit Agreement so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having

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jurisdiction over the Company, the Preferred Stock represented by the Depositary Shares has been duly authorized, validly issued, fully paid and delivered to the Depositary and the Depositary Receipts evidencing the Depositary Shares have been duly executed and countersigned in accordance with the Deposit Agreement and issued against deposit of the Preferred Stock as contemplated by the Registration Statement and the Deposit Agreement, and the Depositary Shares have been duly issued and sold as contemplated by the Registration Statement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement;

4. With respect to the shares of Common Stock, the Common Stock has been duly authorized and, when the terms of the issuance and sale of the Common Stock have been duly established in conformity with the organizational documents of the Company so as not to violate any applicable law, or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and if the Common Stock is to be certificated, certificates in the form required representing the shares of Common Stock are duly executed and countersigned, and the Common Stock has been duly issued and sold as contemplated by the Registration Statement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable; and

5. With respect to the Warrants, when the warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered substantially in the form filed as an exhibit to the Registration Statement by the Company and the other parties thereto, the terms and conditions of the Warrants and of their issuance and sale have been duly authorized by the Company and been duly established in conformity with the Warrant Agreement so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Common Stock, Preferred Stock or Debt Securities for which the Warrants are exercisable have been duly authorized for issuance by the Company, and the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated in the Registration Statement and the Warrant Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

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September 29, 2021

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. This opinion is limited to the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C. We do not express any opinion with respect to any law, rule or regulation that is applicable to the Company solely because such law, rule or regulation is part of a regulatory regime applicable to the Company or any of its affiliates as a result of the specific assets or business operations of the Company or any of its affiliates.

D. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) provisions relating to indemnification, exculpation or contribution, to the extent that such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, (iii) any waiver of the right to jury trial, (iv) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (v) governmental authority to limit, delay, or prohibit the making of payments outside the United States or in foreign currency or currencies, or currency unit or units, or composite currency or currencies.

In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company or the Securities or their offering and sale.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (A) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and (B) file such supplement or amendment to this opinion as we may reasonably consider necessary or appropriate.

We express no opinion as to the law of any jurisdiction other than the laws of the State of New York.

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September 29, 2021

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and we further consent to the use of our name under the caption “Validity of Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

HODGSON RUSS LLP

By:	/s/ Craig M. Fischer
Craig M. Fischer